Symetra Life Insurance Company Home Office: [777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135] Mail to [New Business: PO Box 84068 | Seattle, WA 98124-9718] Fax: [1-877-435-5500]
INDIVIDUAL LIFE INSURANCE APPLICATION
PART 1 – LUC - 198    Page [1 of 7]

1. PROPOSED INSURED A INFORMATION
(a) First Name		(b) Middle Initial	(c) Last Name
(d) Residence Address (may not be a P.O. Box) City State Zip
(e) Mailing Address (may be a P.O. Box)
(f) Phone Number
(g) Date of Birth		(h) State of Birth	(i) Gender Male Female
(j) Height	(k) Weight	(l) Social Security #/Tax ID	(m) Driver’s License # and State of Issue
(n) US Citizen Yes No If No, provide Country of Citizenship __________________________________________________________ Type of US Visa _________________________ Expiration Date______________
(o) Occupation/Duties		(p) Employer & Employer Address
(q) Earned Annual Income	(r) Unearned Annual Income		(s) Net Worth
2. COVERAGES 3.
(a) Amount of Coverage:
(b) Universal Life Plans:
Product Selection	Life Insurance Qualification Test (choose one)	Death Benefit Election (choose one)	Optional Riders
[ Symetra UL 2015 w/Lapse Protection]	[ Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT)]	[ A: Face Amount]
[ Accidental Death Benefit $______________
 Charitable Giving Rider (please complete information section below)
 Insured Children’s Benefit (please complete the Part III ICB form)
 Term Rider on Others (please complete Part I for each rider insured)]

[ Symetra SUL-G w/Lapse Protection]	[ Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT)]	[ A: Face Amount]	[ Charitable Giving Rider (please complete information section below) Estate Preservation Rider]
[ Symetra UL 2015]	[ Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT)]	[ A: Face Amount B: Face Amount + Accumulation Fund C: Face Amount + Return of Premium]
[ Accidental Death Benefit $______________
 Charitable Giving Rider (please complete information section below)
 Insured Children’s Benefit (please complete the Part III ICB form)
 Term Rider on Others (please complete Part I for each rider insured)
 Term Rider on Self $__________]

(c) Term Plans:
Product Section	Term Length		Optional Riders
[ Term]	[ 10 Years 25 Years 15 Years 30 Years] 20 Years	[ Accidental Death Benefit $______________ Guaranteed Insurability Option $______________ Insured Children’s Benefit (please complete the Part III ICB form)	Term Rider on Others (please complete Part I for each rider insured) Waiver of Premium]
[(d) If you Elected the Charitable Giving Rider Information Please Complete this Section:]:
[Name of Charitable Giving Beneficiary:
Address:
501(c) Tax ID Number:
Who will provide confirmation to the charitable organization? (choose one)
       I will notify the charity of my intent Permit the Company to notify the charity of my intention upon my death]

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3. PROPOSED OWNER INFORMATION
(a) Who is the Owner? Proposed Insured A
                                         Proposed Insured B (For Symetra SUL-G plans only)
                                         Trust (Provide details in the section below and complete the Trust Certification)
                                         Other (Provide details in the section below and complete the Entity Certification, if appropriate)

(b) First Name	(c) Middle Initial	(d) Last Name
(e) Residence Address (may not be a P.O. Box) City State Zip
(f) Mailing Address (may be a P.O. Box)
(g) Date of Birth	(h) Social Security/Tax I.D.	(i) Relationship to Insured
(j) US Citizen Yes No If No, provide Country of Citizenship __________________________________________________________ Type of US Visa _________________________ Expiration Date______________
(k) Would you like to designate a Secondary Addressee to receive notice of lapse or termination of the policy for nonpayment of premium?    Yes No (provide details below)
Name: _______________________________________ Address: _________________________________________

4.    BENEFICIARY INFORMATION

The percentage for each type of beneficiary must total 100%. Do not indicate multiple beneficiaries as a group – e.g., "All Children of Proposed Insured."
P = Primary C = Contingent	Name (first, middle initial, last) or Organization Name, Residence Address and Telephone Number	Date of Birth/Trust	SSN, TIN or 501(c) Tax ID Number	Relationship to Proposed Insureds	%
P
P C
P C
P C
P C
P C

For any “Yes” answers or additional information to Sections 5, 7, 8 & 10, please provide details in Remarks Section 9

5. PROPOSED INSURED A IN FORCE COVERAGE
(a) Does Proposed Insured A have any other existing life insurance policies in force or applied for with this or any other company? If yes, please list below.				Yes	No
Company Name	Face Amount	Policy Type (UL/VUL/Term/Group)	Issue Month/Year	Select if Replacing	1035 Exchange*
________ MO/YR In Force Applied For
________ MO/YR In Force Applied For
________ MO/YR In Force Applied For
________ MO/YR In Force Applied For
(b) Total in force and applied for with all companies including Symetra $
(c) Existing Policy Cash Value $
* If 1035 Exchange complete the 1035 Absolute Assignment form

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6. PAYMENT METHOD AND FREQUENCY
(a) Payment Method: Automatic EFT* Check Wire Transfer Payment With Application: $____________ (only if qualified for Temporary Insurance – Refer to Section 10) Planned Subsequent Premium: $___________
(b) Payment Frequency: Monthly (EFT only) Quarterly Semiannually Annually
Complete for payments to be taken by EFT*:
(c) Draft the following Premiums: Initial and Subsequent Premiums Subsequent Premiums Only
(d) Account Details: Name On Account: __________________________ Type of Account: Checking Savings
                              Bank Name: ________________________________ Account #: ________________________
                              Routing #: ____________________________ Draft date (Not available on 29th, 30th or 31st): _________

(e) If the Premium Payor is someone other than Proposed Insured A or the Proposed Owner (complete information below):

First MI Last Male Female				Social Security/Tax I.D.	Date of Birth
Residence Address (may not be a P.O. Box) City State Zip
Mailing Address (may be a P.O. Box)
Signature of Premium Payor
* By electing EFT you are authorizing Symetra to automatically deduct the premium from the listed checking or savings account by electronic funds transfer (EFT). The required premium amount may differ from the amount indicated above due to any changes that may occur prior to issue.

7. PROPOSED OWNER(S) REPLACEMENT Yes No
(a) Does the Proposed Owner(s) have existing life insurance policies or annuity contracts with this or any other company on the life of Proposed Insured A?
(b) Is the policy applied for expected to replace or change any existing life insurance policy or annuity, or is any part of the premium to be paid by policy loan or cash value from insurance presently in force? (If yes, complete state required replacement form.)

8. PROPOSED INSURED A PERSONAL HISTORY
(a) Has Proposed Insured A: Yes No
i) Had any Life or Disability Insurance application declined or rated?
ii)    Had any driver’s license suspended or revoked, plead guilty to or been convicted of driving while impaired, intoxicated or under the influence of any drug; or plead guilty to or been convicted of two or more moving violations within the past three years?

iii) Ever plead guilty to, or been convicted of, a felony or misdemeanor; or is any such charge pending?
iv) Declared personal or business bankruptcy in the past five years or does Proposed Insured A anticipate declaring bankruptcy within the next two years?
(b) Does Proposed Insured A have any plans to travel or live outside of the U.S or Canada within the next 12 months?
(c) Within the past two years, has Proposed Insured A engaged in, or is he or she currently engaging in, aviation activities as a pilot or crew, scuba diving, parachuting, hang gliding, mountain/rock climbing or racing of any motorized vehicles? (If “Yes”, also complete the Aviation/Avocation questionnaire.)

(d) Has Proposed Insured A ever used any form of tobacco or nicotine based products? If yes, make all that apply and complete the details below:
Type	Frequency	MO/YR Last Used	Type	Frequency	MO/YR Last Used
Cigarettes			Nicotine Patches
Cigars			Nicotine Gum
Pipes			Snuff
Chewing Tobacco			Other (list):

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9. REMARKS
For any “Yes” answers or additional information to Sections 5, 7, 8 & 10, please provide details here:
10. TEMPORARY LIFE INSURANCE AGREEMENT
Temporary Life Insurance Agreement (TIA) questions: For any “Yes” answers to questions (a) – (b) below please provide details in the Remarks Section 9 including doctor names, addresses, dates and treatments. Yes No

(a) Within the past 90 days, has Proposed Insured A been admitted to, or been advised by a member of the medical profession, to be admitted to a hospital?
(b) In the past two years, has Proposed Insured A been treated for: heart disease, stroke, tumor, mass, cancer, alcohol, drugs, or Acquired Immunodeficiency Syndrome (AIDS)/Aids Related Complex (ARC) by a member of the medical profession?

For all plans, except Symetra SUL-G, if Proposed Insured A is under age 75 and the face amount is $1,000,000 or less and the TIA questions above are answered NO, Proposed Insured A will be covered for up to $250,000 under the TIA if a check is collected for the initial payment or if initial premium payment by EFT or wire transfer is selected (maximum coverage for all Symetra applications is $250,000). For Symetra SUL-G plans, TIA is offered under the Additional Insured Application.
NOTE TO AGENT/INSURANCE PRODUCER: For any Yes answers to questions (a) – (b) or if the face amount is greater than $1,000,000, do not collect premium. No TIA coverage will be in effect.

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AUTHORIZATION TO RELEASE PERSONAL INFORMATION
I hereby authorize and request any medical care provider, pharmacy, pharmacy benefits manager, individual employer, insurance company, reinsuring company, medical examiners, government unit, consumer reporting agency, or other person or organization, and MIB, Inc., to disclose any and all medical information, non-medical information, employment information, and insurance information they hold concerning me, to the employees, agents, or attorneys of Symetra Life Insurance Company. This disclosure Authorization will permit employees, agents or reinsurers of Symetra Life Insurance Company to view, copy, be furnished copies, share, or be given details of all such information described above including, but not limited to, mental and physical condition, evaluation, diagnoses, treatment, prognoses, prescription records, and/or toxicology results; specifically to include drug or alcohol use, mental illness, psychiatric treatment or diagnosis, testing and/or treatment of HIV (AIDS virus) and/or other sexually-transmitted diseases. Symetra Life Insurance Company obtains medical information only in connection with specific products or claims. Symetra Life Insurance Company will not use or share personally identifiable medical information for any purpose other than the underwriting or administration of your policy, claim or account. I understand that the information obtained pursuant to this Authorization will be used for the purpose of verifying, evaluating, negotiating, and other pertinent legal uses, with respect to my application for insurance, or claim under a policy of insurance. This Authorization will expire at the end of the contestability period of any insurance policy issued in reliance on the records obtained through this Authorization or twenty-four (24) months after the date of signing this Authorization. The time limit may be increased or decreased to assure that the time limit complies with applicable law in the state where the policy is delivered or issued for delivery. The individual signing this Authorization has the right to revoke Authorization in writing, except to the extent that action has been taken in reliance on the Authorization, or during a contestability period. A written statement revoking this Authorization delivered to Symetra Life Insurance Company at its usual business address will revoke this Authorization. Any copy of this Authorization shall have the same authority as the original. I also understand that I or my representative have a right to receive a copy of this Authorization upon request.
I authorize Symetra Life Insurance Company, or its reinsurers, to make a brief report of my personal health information to MIB.
I (we) agree that all statements and answers recorded on this application are true and complete to the best of my/our knowledge and belief, and shall form a part of any policy issued. I have also read the Temporary Life Insurance Agreement. (Maximum Temporary Insurance Coverage is $250,000.)
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
I acknowledge this insurance policy was not a prerequisite to receiving credit, property or services from any bank and that the amount of insurance I am applying for may not meet my complete financial needs. I have received information both orally and in writing stating that this insurance product is not a deposit or other obligation of, or guaranteed by, any bank or an affiliate of a bank and that the insurance product is not insured by the Federal Deposit Insurance Corporation (FDIC) or any other agency of the United States, or an affiliate of a bank.

[Under penalties of perjury, I certify that the number shown on this form is my correct Social Security or Tax Identification Number, I am a U.S. citizen or other U.S. person, and I am not subject to backup withholding due to failure to report all interest or dividends.
   Check this box if you have received a notification from the IRS that you are subject to backup withholding.
   Check this box if you are claiming Non-U.S. status and submitting an appropriate withholding certificate (usually a signed IRS Form W-8 or IRS Form 8233) instead of agreeing to this certification.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.]

Signed this , at , State of
   Date City State

   Printed Name of Proposed Insured A Signature of Proposed Insured A (Age 15 or older)

   Signature of Proposed Owner*
   (if other than Proposed Insured)
         _____________________
   Printed Name of Writing/Authorized Primary Insurance Producer Signature of Writing/Authorized Primary Insurance Producer
         _____________________
   Primary Insurance Producer Phone Primary Insurance Producer Email

*If Proposed Owner is a corporation/partnership, a corporate officer/partner or a Trust or Trustee, other than Proposed Insured must sign including title.

AGENT/PRODUCER REPORT:    Page [6 of 7]

1. AGENT REPLACEMENT QUESTIONS Yes No
(a) Does the Proposed Owner(s) have any existing life insurance policies or annuity contracts with this or any other company?
(b) To the best of your knowledge, is this insurance expected to replace or change any existing life insurance or annuity?
(c) If replacing, how does this policy better serve the Proposed Owner’s needs?
2. ADDITIONAL INFORMATION Yes No
(a) Were you in the presence of the Proposed Insured(s) and/or Owner(s) when the application was taken?
(b) Based on your reasonable inquiry about the Proposed Owner(s) financial situation, insurance objectives and needs, do you believe that the coverage, as applied for, is suitable for their insurance needs and anticipated financial objectives?

(c) Is this Policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity?
(d) Do you have any knowledge as to whether a formal or informal application for life insurance on the Proposed Insured(s) has been submitted to another insurer or reviewed by one or more reinsurance companies on a facultative basis in the past two years?

(e) Does the Proposed Owner(s) intend to assign or sell, or has the Proposed Owner(s) been involved in any discussion about the possible sale or assignment of, the life insurance policy for which the application is being made?

(f) Has the Proposed Owner(s) ever sold a policy to a life settlement, viatical or other secondary market provider, or is the Proposed Owner(s) in process of selling a policy?
(g) How long have you known the Proposed Insured(s) and in what capacity?
(h) What insurance need is being met with this application? Debt/Family/Business Protection Income Replacement Retirement/Estate Planning Other ________
(i) Source of funds used to pay premiums on this policy? (Check all that apply):
 Current Income
 CD’s or Savings
 Mutual Funds or Brokerage Account
 Existing Life Insurance or Annuity Policy(ies)
 Other ________

3. AGENT INFORMATION – List all Agents/Producers assisting in the sale:
Agent/Producer Name	Firm	Phone #	STAT #	Commission Share (%)
(1) Primary:
(2)
(3)
(4)
4. AGENT CERTIFICATION & SIGNATURES: Yes No
1. I/We have reviewed all the questions on this application and certify that the answers have been recorded accurately. I/We know of nothing affecting the insurability of the Proposed Insured(s) which is not fully recorded in this application.
2. I/We declare that if replacement is involved, I/We certify that only company approved sales materials were used in this sale and that copies of all sales materials were left with the Proposed Owner.
3. I/We declare I/We have not been involved in any recommendation regarding the possible sale or assignment of this policy to a life settlement, viatical or other secondary market provider.
4. I/We declare that I/We have verified that all life insurance coverage in force, or in the process of being applied for, on the Proposed Insured has been disclosed on this application, including any coverage that has been sold or is in the process of being sold to a life settlement, viatical or other secondary market provider.
5. I/We declare, to the best of my knowledge that this policy is not being funded via non-recourse premium financing and is not being paid for with funds from any person or entity whose only interest in the policy is the potential for earnings based on the provision of funding for the policy.
6. I/We declare that I/We have accurately answered all questions contained in the Agent’s Report in connection with this application.
7. I/We certify that I have verified the identity of each owner/insured by reviewing a valid government issued photo identification.

_____________________ Signature of Producer 1 Date Signature of Producer 2 Date _____________________ Signature of Producer 3 Date Signature of Producer 4 Date

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NOTICE OF INSURANCE INFORMATION PRACTICES
MIB, Inc. (Medical Information Bureau, MIB) – Information regarding your insurability will be treated as confidential. Symetra Life or its reinsurers may, however, make a brief report thereon to MIB, a not-for-profit membership organization of insurance companies, which operates an information exchange on behalf of its Members. If you apply to another MIB Member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, MIB, upon request, will supply such company with the information in its file.
Upon receipt of a request from you, MIB will arrange disclosure of any information it may have in your file. If you question the accuracy of information in MIB’s file, you may contact MIB and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. Information for consumers about MIB may be obtained on its website at www.mib.com. The address of MIB’s information office is [50 Braintree Hill Park, Suite 400, Braintree, MA 02184-8734.] MIB may also be contacted at [1-866-692-6901 (TTY 1-866-346-3642).] Symetra Life or its reinsurers may also release information in its file to other insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.
Investigative Consumer Report – As a part of our underwriting procedure, we may request an investigative consumer report from a consumer reporting agency. A consumer report confirms and supplements the information on your application about your employment, residence, finances, smoking habits, marital status, occupation, hazardous avocations and general health. This report may also include information concerning your general reputation, personal characteristics and mode of living except as may be related directly or indirectly to your sexual orientation, including drug and alcohol use, motor vehicle driving record and any criminal activity. This information may be obtained through personal interviews with you, your family, friends, neighbors and business associates. If a report is required, you may request to be personally interviewed. If you wish to be personally interviewed, request this in the remarks section of this application and we will notify the consumer reporting agency.
The information contained in the report may be retained by the consumer reporting agency and later disclosed to other companies to the extent permitted by the Fair Credit Reporting Act. We hold investigative consumer reports in strict confidence, and we use them only to evaluate your application on a fair and equitable basis. You have a right to inspect and obtain a copy of this report from the consumer reporting agency. Such a report rarely has an adverse effect on an individual’s eligibility for insurance. If it should, however, we will notify you in writing, and identify the reporting agency. You, or your authorized representative, are entitled to a copy of the Notice of Insurance Information Practices.
Disclosure to Others – Personal information we obtain about you during the underwriting process is confidential, and we will not disclose it to other persons or organizations without your written authorization, except to the extent necessary for the conduct of our business. Examples of situations where we may share information about you follow:
1.    The agent may retain a copy of your application. If reinsurance is required, the reinsurance company will have access to our application file. We give the consumer reporting agency enough identity information about you so that it may initiate a consumer report investigation.
2.    We may release information to another life insurance company to whom you have applied for life or health insurance, or to whom you have submitted a claim for benefits, if you have authorized that company to obtain such information, and it submits your authorization to us with its request for information.
3.    As stated earlier, we may report information to MIB.
4.    We may release information to persons or organizations conducting bona fide actuarial or scientific research studies, audits or evaluations, or to our affiliates who may wish to market products or services.
5.    We will disclose information to government regulatory officials, law enforcement authorities, and others where required by law.
Access and Correction – In general, you have a right to learn the nature and substance of any personal information about you in our file, upon your written request. Whenever we make an adverse underwriting decision, we will notify you of the reasons for the decision and the source of the information on which we based our decision. Please refer to the section on MIB, Inc., for that organization’s disclosure procedure. There are procedures by which you can obtain access to personal information about you appearing in our policy files, including information contained in investigative consumer reports. We have also established procedures by which you may request correction, amendment or deletion of any information in our files which you believe to be inaccurate or irrelevant. A description of these procedures will also be sent to you upon request. If you feel that any information we have is inaccurate or incomplete, please write to the [Life New Business Department] of Symetra Life, [PO Box 84068, Seattle, Washington 98124-9918.] Your comments will be carefully considered and corrections made where justified.
TEMPORARY LIFE INSURANCE AGREEMENT
For All plans EXCEPT Symetra UL-G. The Temporary Life Insurance Agreement for Symetra UL-G plans is provided for in the Additional Insured Application.
AMOUNT OF COVERAGE: If the Temporary Life Insurance questions have been answered “no” and if money has been accepted as advance payment for life insurance and Proposed Insured A dies while this temporary insurance is in effect, we will pay the beneficiary an amount equal to the lesser of:
(a)    the amount of all death benefits applied for with this application, including any accidental death benefits, if applicable; or
(b)    a maximum amount under all Temporary Life Insurance Agreements with Symetra Life of $250,000.
COVERAGE BEGINS: Life insurance under this Agreement will begin on the date of this application, if the Temporary Life Insurance questions have been completed and answered “no” and money equal to the first full premium has been accepted as advance payment for life insurance.
COVERAGE ENDS: Life insurance under this Agreement will terminate on the earliest of:
(a)    90 days from the date of this Agreement; or
(b)    the date that insurance takes effect under the policy applied for; or
(c)    the date a policy, other than as applied for, is offered to the Applicant; or
(d)    the date the Company mails notice of termination of coverage and a return of the payment to the Applicant.
LIMITATIONS:
(a)    This Agreement does not provide benefits for disability.
(b)    Fraud or material misrepresentation in the application or in the answers to the questions of this Agreement invalidate this Agreement and the Company’s only liability is for refund of the payment made.
(c)    If Proposed Insured A is less than 15 days old or more than 75 years old, the Company’s liability under this Agreement is limited to a refund of the payment made.
(d)    If Proposed Insured A commits suicide, the Company’s liability under this Agreement is limited to a refund of the payment made.
(e)    If the check or draft submitted as payment is not honored by the bank, there is no coverage under this Agreement.
(f)    No one is authorized to waive or modify the terms of this Agreement.

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